UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2012

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012, Thomas A. Quigley, III was appointed Vice President and Controller of Triumph Group, Inc. (the “Company”), and will serve as the Company's principal accounting officer. Mr. Quigley has served as the Company's SEC Reporting Manager since January 2009. From June 2002 until joining Triumph in 2009, Mr. Quigley held various roles within the audit practice of KPMG LLP, including Senior Audit Manager. Mr. Quigley is a CPA licensed in the State of Pennsylvania, a member of the Pennsylvania Institute of Certified Public Accountants, and holds a B.S. in Accounting from Saint Joseph's University.
Mr. Quigley replaces Kevin E. Kindig as the Company's principal accounting officer. Mr. Kindig will remain with the Company, having been promoted to serve as the Company's Vice President and Treasurer.
There are no arrangements or understandings between Mr. Quigley and any other person pursuant to which he was appointed as an officer, and there are no relationships between Mr. Quigley and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2012	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary